UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2012, Liquidmetal Technologies, Inc. (the “Company”), entered into a master transaction agreement (the “Master Transaction Agreement”) with Visser Precision Cast, LLC (“Visser”) relating to  a strategic transaction for manufacturing services and financing (the “Transaction”).  Pursuant to the terms of the Master Transaction Agreement, the Company and Visser have entered into a manufacturing services agreement (the “Manufacturing Services Agreement”), a subscription agreement (the “Subscription Agreement”), a security agreement (the “Security Agreement”), a registration rights agreement (the “Registration Rights Agreement”), and a sublicense agreement (the “Sublicense Agreement”), each of which is described more fully below.

Pursuant to the terms of the Manufacturing Services Agreement, the Company has agreed to engage Visser as the exclusive manufacturer of conventional products and components and licensed products and components, which are products and components using or incorporating any of the Company’s intellectual property for all fields of use other than consumer electronic products and fields of use covered by exclusive licenses and sublicenses existing on the date of the Manufacturing Services Agreement (such intellectual property, the “LMT Technology”).  The Company has further agreed that it will not, directly or indirectly, conduct manufacturing operations, subcontract for the manufacture of products or components or grant a license to any other party to conduct manufacturing operations using the LMT Technology, except for certain limited exceptions.  The term of the Manufacturing Services Agreement is perpetual.

Pursuant to the Sublicense Agreement, the Company has agreed to sublicense to Visser, on a fully-paid up, royalty-free, irrevocable, perpetual, worldwide basis, all rights held by the Company in the LMT Technology.  In addition, Visser has a right of first refusal over any proposed transfer by the Company of LMT Technology pursuant to any license, sublicense, sale or other transfer, other than a license to a machine or alloy vendor.

Pursuant to the terms of the Subscription Agreement, the Company has agreed to issue and sell to Visser in a private placement transaction (i) up to 30,000,000 shares (the “Shares”) of common stock at a purchase price of $0.10 per share, (ii) warrants (the “Warrants”) to purchase up to 15,000,000 shares of common stock at an exercise price of $0.22 per share and (iii) a secured convertible promissory note (the “Promissory Note”) in the aggregate principal amount of up to $2,000,000, the principal of which is convertible into shares of common stock at a conversion rate of $0.22 per share.  The issuance and sale of the shares of common stock and Warrants will occur in two closings.  All of the shares of common stock issuable pursuant to the Subscription Agreement and upon exercise or conversion of the Warrants and the Promissory note, as the case may be, are subject to a lock-up period through December 31, 2016.

The Company negotiated the transactions contemplated by the Master Transaction Agreement beginning in December 2011.  Although many of the material terms of the transactions remained unresolved until just prior to the initial closing of the transaction, the Company negotiated the purchase price of the Common Stock to be sold to Visser pursuant to the Subscription Agreement, and the exercise and conversion prices of the Warrants and the Promissory Notes, respectively, at the time the negotiations commenced, when the trading price of the Company’s Common Stock was between approximately $0.12 and $0.19.

On June 1, 2012, the Company issued and sold to Visser 20,000,000 shares of common stock and a Warrant to purchase up to 11,250,000 shares of common stock for an aggregate purchase price of $2,000,100 and also executed the Promissory Note.  A portion of the purchase price was paid by cancellation of outstanding promissory notes issued by the Company to Visser in the aggregate principal amount of $1,050,000 plus accrued and unpaid interest.  On June 28, 2012, the Company will issue and sell to Visser the remaining 10,000,000 shares of common stock and a Warrant to purchase up to 3,750,000 shares of common stock for an aggregate purchase price of $1,000,100, subject to the satisfaction of customary closing conditions set forth in the Subscription Agreement.

The exercise price per share of common stock purchasable upon exercise of the Warrants is $0.22 and is subject to appropriate adjustment for certain dilutive issuances of common stock and changes in the Company’s capital structure, such as stock dividends, stock splits, reorganizations or similar events.  The Warrants are exercisable immediately upon issuance and expire on June 1, 2017.  The Warrants include a cashless exercise feature and all shares of common stock issuable upon exercise of the Warrants are subject to a lock-up period through December 31, 2016.  The holders of Warrants are entitled to five days’ notice before the record date for certain distributions to holders of common stock and other corporate events.  In addition, if certain “fundamental transactions” occur, such as a merger, consolidation, sale of substantially all of the Company’s assets, tender offer or exchange offer with respect to the common stock or reclassification of the common stock, the holders of Warrants will be entitled to receive thereafter, in lieu of common stock, the consideration (if different from common stock) that the holders of Warrants would have been entitled to receive upon the occurrence of the “fundamental transaction” as if the Warrants had been exercised immediately before the “fundamental transaction.”  If any holder of common stock is given a choice of consideration to be received in the “fundamental transaction,” then the holders of Warrants shall be given the same choice upon the exercise of the Warrants following the “fundamental transaction.”  In addition, in the event of a “fundamental transaction” that is an all cash transaction pursuant to which holders of common stock are entitled to receive cash consideration only, then the Warrants will automatically terminate and the holders of the Warrants will receive an amount of cash equal to the greater of (i) the product of (a) the number of shares of common stock representing the unexercised portion of the Warrants and (b) the difference between (x) the per share consideration to be received by holders of common stock in the all-cash “fundamental transaction” and (y) the current exercise price per share of the Warrants and (ii) the Black-Scholes value of the remaining unexercised portion of the Warrants, which will be calculated using variables defined in the Warrants.

Pursuant to the terms of the Promissory Note, the Company may request an advance of up to $1,000,000 on September 15, 2012 and an additional advance of up to $1,000,000 on November 15, 2012, for an aggregate principal amount of all advances under the Promissory Note of $2,000,000.  Visser’s obligation to fund the advances is subject to the satisfaction of customary closing conditions and no Event of Default (as described below) under the Promissory Note.  The Promissory Note will rank senior to all other indebtedness of the Company, other than outstanding indebtedness to Apple, Inc. (“Apple”), and is secured by assets of the Company pursuant to the Security Agreement described below.  The Promissory Note will bear interest at the rate of 6% per annum and is due and payable on September 15, 2015, if not sooner repaid or converted.  The Company may prepay the Promissory Note without premium or penalty by providing 30 days’ prior written notice to the holder of the Promissory Note.  The outstanding principal and accrued but unpaid interest (and any related penalties thereon) under the Promissory Note can be converted into shares of common stock at the option of the holder at the rate of $0.22 per share.  The conversion price is subject to appropriate adjustment for certain dilutive issuances of common stock and changes in the Company’s capital structure, such as stock dividends, stock splits, reorganizations or similar events. All shares of common stock issuable upon conversion of the Promissory Note are subject to a lock-up period through December 31, 2016. Upon the occurrence of an “Event of Default,” such as the Company’s failure to pay any amount due under the Promissory Note as and when due, any default under certain of the Company’s other indebtedness that is not cured within applicable time periods or any voluntary or involuntary bankruptcy, general assignment for the benefit of creditors or liquidation, the holder of the Promissory note will have the right to cause the Company to redeem all or any portion of the Promissory Note at a price equal to the greater of (i) the outstanding principal and accrued but unpaid interest (and any related penalties thereon) under the Promissory Note and (ii) the product of (a) the total number of shares of common stock into which the Promissory Note is convertible and (b) the closing sale price of the common stock on the trading day immediately preceding the “Event of Default.” Upon the occurrence of a “Change in Control,” such as a merger, consolidation, sale of substantially all of the Company’s assets, tender offer or exchange offer with respect to the common stock or reclassification of the common stock, the holder of the Promissory Note will have the right to cause the Company to redeem the Promissory Note for an amount of cash equal to (i) the outstanding principal and accrued but unpaid interest (and any related penalties thereon) plus (ii) the Black-Scholes value of the holder’s right to convert the outstanding principal and accrued but unpaid interest (and any related penalties thereon) into shares of common stock, which will be calculated using variables defined in the Warrants. In addition, in the event of a “Change in Control” that is an all cash transaction pursuant to which holders of common stock are entitled to receive cash consideration only, then the Promissory Note will automatically terminate and the holder will receive the amount of cash described in the preceding sentence.

Pursuant to the terms of the Security Agreement and in order to secure the Company’s obligations under the Promissory note, the Company has granted to Visser a security interest over all of the Company’s assets that are not covered by the Company’s existing security agreements with Apple, excluding the Company’s membership interests in Crucible Intellectual Property, LLC, a subsidiary of the Company.

Pursuant to the terms of the Registration Rights Agreement, the Company is required to file, upon the request of Visser at any time after June 1, 2017, a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issuable pursuant to the Subscription Agreement and upon exercise or conversion of the Warrants and the Promissory note, as the case may be.  Pursuant to the terms of the Registration Rights Agreement, the Company is required to file the registration statement on or prior to 90 days after the Company’s receipt of the request to effect such registration (the “Filing Date”) and to use its reasonable commercial efforts to have the registration statement declared effective (i) on or prior to 60 days following the Filing Deadline in the case of a registration statement on Form S-3 (120 days in the case of a “full review” by the SEC) or (ii) on or prior to 90 days following the Filing Deadline in the case of a registration statement on Form S-1 (120 days in the case of a “full review” by the SEC) (such applicable date, the “Effectiveness Deadline”).  The Company will be subject to certain monetary penalties if the registration statement is not filed or does not become effective in a timely manner.  The monetary penalties will accrue monthly and will be payable at the rate of 1% of the aggregate purchase price paid by Visser pursuant to the Subscription Agreement for any unregistered shares of common stock, subject to maximum monetary penalties of 12%.  In addition, the Registration Rights Agreement provides Visser with piggyback registration rights on certain registration statements filed by the Company relating to an offering for its own account.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Shares, the Warrants, the Promissory Note and the shares of common stock issuable upon exercise of the Warrants and conversion of the Promissory Note, as the case may be, were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) thereof and/or Regulation D thereunder.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release, dated June 5, 2012, entitled “Liquidmetal® Technologies Adds Visser Precision Cast as its Contract Manufacturer” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 5, 2012, entitled “Liquidmetal® Technologies Adds Visser Precision Cast as its Contract Manufacturer”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date:  June 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 5, 2012, entitled “Liquidmetal® Technologies Adds Visser Precision Cast as its Contract Manufacturer”